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                                                                   Exhibit (i)

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Issuer Tender Offer Statement (Schedule TO-1) of The Peoples Holding Company and in the related Prospectus, filed pursuant to Rule 13e-4 of the Securities Exchange Act of 1934, as amended, of our report dated January 31, 2001, with respect to the consolidated financial statements of The Peoples Holding Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP

Memphis, Tennessee
April 10, 2001